                                                                   EXHIBIT 23.10



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 and Prospectus of Century Business Services, Inc., of our report dated May 20, 1997 with respect to the consolidated financial statements of Environmental Safety Systems, Inc. for the year ended December 31, 1996, which appears in the Form 8-K dated February 20, 1998, of Century Business Services, Inc.


GELFOND HOCHSTADT PANGBURN & CO

Denver, Colorado

March 11, 1998